SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2005

The New York Times Company

(Exact name of Registrant as Specified in Its Charter)

New York	1-5837	13-1102020
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

229 West 43rd Street, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On August 12, 2005, The New York Times Company (the “Company”) sent a notice to participants in its BNG/Boston Globe Employee Savings 401(k) Plan (the “401(k) Plan”) informing them that the 401(k) Plan is changing its record keeper and fund manager.  The notice stated that, as a result of this change, participants in the 401(k) Plan will not be able to request loans, withdrawals or distributions, or make fund exchanges (transfers) or contribution allocation changes during a period that will begin on October 10, 2005, and is expected to end during the week of October 23, 2005.  This period is referred to as the “Blackout Period”.

A participant in the 401(k) Plan, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual ending date of the Blackout Period, by contacting Stephen Behenna, Director, Human Resources, at 617-929-3286, before and during the Blackout Period, and the Office of the General Counsel, The New York Times Company, 229 West 43rd Street, New York, NY 10036, for a period of two years thereafter.

On August 16, 2005, the Company sent a notice (the “BTR Notice”) to its directors and executive officers informing them that during the Blackout Period, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR promulgated by the Securities and Exchange Commission, they would be prohibited from purchasing and selling shares of the Company’s Class A common stock (including derivative securities pertaining to such shares) acquired in connection with their service as a director or employment as an executive officer.

A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The Company provided such notice to its executive officers and directors within five (5) business days of August 12, 2005, which is the date the notices were mailed to participants in the 401(k) Plan and that the Company was notified of the Blackout Period.

ITEM 9.01  Financial Statements and Exhibits

(c)                                  Exhibit

99.1  Notice to Directors and Executive Officers of The New York Times Company Regarding 401(k) Plan Blackout Period and Restrictions on Ability to Trade in Company Securities

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: August 16, 2005	By:	/s/ Rhonda L. Brauer
Rhonda L. Brauer
Secretary and Senior Counsel

Exhibit List

99.1  Notice to Directors and Executive Officers of The New York Times Company Regarding 401(k) Plan Blackout Period and Restrictions on Ability to Trade in Company Securities